Form of AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 27th day of September, 2016, to the Transfer Agent Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Managed Director Portfolios:

Exhibit E, the Pemberwick Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas J. Neilson	By: /s/ Michael R. McVoy

Name: Douglas J Neilson	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit D- Manager Directed Portfolios Transfer Agent Servicing Agreement; Transfer Agent Services fee schedules at Sept, 2016

Name of Series
Pemberwick Fund

Annual Service Charges to the Fund*
▪	Base Fee for 1st CUSIP $____ per year
▪	Additional CUSIP Fee $____ per year
▪	NSCC Level 3 Accounts $____ per open account
▪	No-Load Fund Accounts $____ per open account
▪	Load Fund Accounts $____ per open account
▪	Closed Accounts $____ per closed account

Annual Basis Point Fee
____ basis points on the first $____
____ basis points on the balance

Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response Calls
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/Manual 401k Trade
▪	Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

CUSIP Setup
▪	CUSIP Setup beyond the initial CUSIP - $____ per CUSIP
▪	Expedited CUSIP Setup - $____ per CUSIP (Less than 35 days)

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit E (continued) - Manager Directed Portfolios Transfer Agent Servicing Agreement; E-Commerce  Fee Schedules at Sept, 2016

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
−	Implementation - $____ per fund group – includes up to 25 hours of technical/BSA support
−	Annual Base Fee - $____ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - $____ per fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $____ per year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $____ per hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $____ per event
−	Account Maintenance - $____ per event
−	Transaction – Financial transactions, reorder statements, etc. - $____ per event
−	New Account Setup - $____ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$____ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
▪	Implementation – - $____ per fund group – includes up to 90 hours of technical/BSA support
▪	Annual Base Fee - $____ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation – $____ per fund group – includes up to 45 hours of technical/BSA support
−	Annual Base Fee - $____ per year
▪	Customization - $____ per hour - (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $____ per event
−	Account Maintenance - $____ per event
−	Transaction – financial transactions, duplicate statement requests, etc. - $____ per event
−	New Account Set-up - $____ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$____ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $____ per year
▪	Per Record Charge
−	Rep/Branch/ID - $____
−	Dealer - $____
▪	Price Files - $____ per record or $____ per user per month, whichever is less
Vision
Permits broker dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $____ per event
−	Per broker ID - $____ per month per ID
▪	Transaction Processing
−	Implementation - $____ per management company
−	Transaction – purchase, redeem, exchange, literature order - $____ per event
−	New Account Setup – $____ per event
−	Monthly Minimum Charge - $____ per month
Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-	$____ per Month - Unlimited Users

Exhibit E (continued) to the Manager Directed Portfolios Transfer Agent & Shareholder Services Supplemental Services – E-Commerce Services Fee Schedule at Sept, 2016

eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-	$____ per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-	Setup: $____ per user
-	Support: $____ per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-	Setup: Included in initial fund setup on Transfer Agent system
-	$____ per user per month beyond 2 users included as part of setup
Additional Data Delivery Services
▪	Ad Hoc per PowerSelect File Development
-	Standard ad-hoc select: $____ per file
-	Custom coded data for recurring, scheduled delivery: $____ per hour consultation and programming development
-	Support: $____ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $____ one-time fee
-	Support: $____ per file per month
Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$____ implementation
−	$____ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$____ implementation
−	$____ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$____ implementation
−	$____ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$____ implementation
−	$____ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$____ implementation
−	$____ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$____ implementation
−	$____ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$____ per month
Programming Charges- (subject to change at prevailing rate of vendor)
▪	$____ per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Exhibit E (continued) to the Manager Directed Portfolios Transfer Agent & Shareholder Services Supplemental Services – at Sept, 2016

Transfer Agent Training Services
▪	On-site at USBFS - $____ per day
▪	At Client Location - $____ per day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$____ per direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$____ setup per fund group
▪	$____ per month administration
▪	$____ per received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$____ per fund group per month
Literature Fulfillment Services
▪	Account Management/Database Administration
−	$____ per month
−	Receiving - $____ per SKU
−	Order Processing - $____ per order
−	Skid Storage - $____ per month per location
−	Disposal - $____ per SKU
▪	Inbound Teleservicing Only
−	Account Management - $____ per month (OR)
−	Call Servicing - $____ per call
▪	Lead Source Reporting
−	$____ per month
▪	Closed Loop Reporting
−	Account Management - $____ per month
−	Database Installation, Setup - $____ per fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
-	$____per Month

CTI Reporting – Integrated custom detailed call reporting
▪	$____ per monthly report

Exhibit E (continued) to the Manager Directed Portfolios Transfer Agent & Shareholder Services Supplemental Services Fee Schedule at Sept, 2016

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$____ per qualified plan account or Coverdell ESA account (Cap at $____ per SSN)
▪	$____ per transfer to successor trustee
▪	$____ per participant distribution (Excluding SWPs)
▪	$____ per refund of excess contribution
▪	$____ per reconversion/re-characterization

Additional Shareholder Paid Fees
▪	$____ per outgoing wire transfer or overnight delivery
▪	$____ per telephone exchange
▪	$____ per return check or ACH or stop payment
▪	$____ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$____ setup per fund group
▪	$____ per certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $____
-	10 Users – $____
-	20 Users – $____
-	30 Users – $____
-	40 Users – $____
-	50 Users – $____
▪	Training
-	WebEx - $____ per user
-	On Site at USBFS - $____ per day
-	At Client Location - $____ per day plus travel and out-of-pocket expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $____ per hour (8 hour estimate)
-	Recurring (per feed) - $____ per month

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit E.

Pemberwick Investment Advisors, LLC

By: ______________________________

Printed Name and Title: _____________________________    Date: ______________